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                                                                   EXHIBIT 10.29


                                OPTION AGREEMENT

                 THIS OPTION AGREEMENT ("this Agreement") is dated as of the 6th day of October 1995 by and between All American Communications, Inc., a Delaware corporation (the "Optionee") on the one hand and The Interpublic Group of Companies, Inc. ("Interpublic") and its wholly-owned subsidiary, Infoplan International, Inc. on the other hand (collectively, "Optionors").

                              W I T N E S S E T H:

                 A. WHEREAS, Optionors, Optionee and All American Goodson, Inc., a Delaware corporation, are parties to an Amended and Restated Limited Liability Company Operating Agreement of Mark Goodson Productions, LLC (the "Company") dated as of October 6, 1995 (the "Amended Operating Agreement") (capitalized terms used herein without definition shall have the respective meanings set forth in the Amended Operating Agreement);







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                 B.       WHEREAS, Optionors will own in the aggregate a 50%
Interest in the Company as of the effective date of the Amended Operating Agreement;

                 C. WHEREAS, Optionors desire to grant Optionee an option to acquire Optionors' Interests in the Company on the terms set forth herein;

                 NOW THEREFORE, in consideration of the premises, the mutual promises herein contained and, other good and valuable consideration had and received, the parties hereto mutually agree as follows:

                 Section 1.       The Option.

                 1.1 Upon and subject to the terms, conditions and other provisions hereinafter set forth, Optionors hereby grant to Optionee an irrevocable option (the "Option") to purchase the Interests of Optionors in the Company at any time during the Option Period (as hereinafter defined) for a purchase price of $25.875 million, subject to adjustment as set forth in
Section 1.2 hereof (the "Purchase Price"). The Option Period shall be the period commencing on April 30, 1996 and ending at 5:00 P.M.,





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Los Angeles, California time, on October 31, 1996.  The Option may be exercised at any time during the Option Period for all, but not less than all, of the Optionors' Interests.

                 1.2 To the extent the Option is exercised during the Option Period on any date following April 30, 1996, the Purchase Price shall be increased by a notional amount of $4,794.53 for each date during the Option Period on which the Option is not exercised up to the Closing Date (as defined below).

                 1.3 The Option may be exercised by the Optionee by delivery to Optionors of an irrevocable notice in writing which shall (i) state that the Optionee thereby is exercising the Option, and (ii) set forth and designate a closing date (the "Closing Date"), which shall not be later than the tenth (10th) business day after such notice is delivered to the Optionors. Optionee's obligation to purchase the Interests upon any exercise of the Option shall be subject to (i) the truth and correctness in all material respects of Optionors' representations and warranties contained in this Agreement on and as of the Closing Date, (ii) the compliance by Optionors in all material respects with each covenant and agreement contained in this Agreement





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required to be performed by Optionors on or prior to the Closing, (iii) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), if any, with respect to the transaction and (iv) no injunction or restraining order prohibiting the purchase of the Interests being in effect. Upon request of Optionee, Optionors shall promptly take all action required to effect all necessary filings under the HSR Act. Optionor's obligation to sell its Interests shall be subject to the receipt of a release from the other parties to the Intercreditor Agreement acknowledging the termination of such agreement and releasing the Optionors from any liability thereunder.

                 1.4 Unless the parties hereto agree in writing to a different time, place and/or date, the Closing shall take place at the principal offices of Optionee on the Closing Date, which shall be the date specified in the notice referred to in Section 1.3.

                 1.5      At the Closing:

                 1.5.1 The Optionors shall execute and deliver to the Optionee such bills of sale, assignments, duly executed





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         powers, and other instruments as shall be effective to vest in such Optionee good, legal and valid title to the Interests free and clear of all liens, charges, encumbrances and/or equities of any kind whatsoever (other than liens, charges, encumbrances and/or equities created solely by actions of Optionee) and shall cause all of their respective designees to the Board of Directors (or equivalent body) of All American Television II, Inc., All American Fremantle International II, Inc. and the Company to resign immediately.

                 1.5.2 The Optionee shall deliver to Optionors, by wire transfer of immediately available funds to an account designated by Optionors two Business Days before the Closing Date, the Purchase Price to be paid at the Closing by the Optionee.

                 1.5.3 Upon consummation of the Closing, Optionors shall cease to be Members of the Company and Optionee shall succeed to Optionors' membership Interests in the Company and all of their rights and obligations under the Amended Operating Agreement and, except as set forth herein, the related letter dated as of October 6, 1995 between the parties (the "Side





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         Letter") shall terminate.  Upon the consummation of the Closing, neither Optionors nor Optionee shall have any rights, benefits, privileges, liabilities, responsibilities or obligations under the Side Letter (including, without limitation, with respect to payments of Service Fees (as defined in the Side Letter) accrued after the Closing), provided that, the provisions of (i) Section 5 of the Side letter shall survive with respect to claims brought prior to the Closing Date, (ii) Section 6 of the Side Letter shall survive with respect to Service Fees accrued on or prior to the Closing Date and
         (iii) Section 8 and the second sentence of Section 14 shall survive in perpetuity. At such time, the Guarantor Obligations referred to under the Intercreditor Agreement dated as of October 6, 1995 among the parties and Chemical Bank as agent shall be deemed to have been discharged in full, and the Guaranties and Security and Pledge Agreements contemplated thereby shall be terminated. Notwithstanding anything to the contrary herein, Interpublic Game Shows, Inc. shall continue to have its rights and obligations under, and in accordance with the terms of, the Network License Agreement and the Network Production Agreement. Each party hereto shall, and shall cause their respective Affiliates to, take such actions as are reasonably requested by the other party to effectuate the





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         intent of this Agreement, including entering into an appropriate amendments to the Amended Operating Agreement, the Intercreditor Agreement and the documents contemplated thereby.

                 Section 2.       Restriction on Transfer

                 2.1 The Optionee represents and agrees that the Interests deliverable to it upon exercise of the Option are being and will be acquired by it for its own account for investment and without a view to distribution thereof, except in accordance with law.

                 2.2 The Optionee represents and agrees that the Option to which it is entitled pursuant to this Agreement is being acquired by it for its own account for investment and without a view to distribution thereof, except in accordance with law.

                 2.3 The Optionee understands and agrees: (i) that in reliance upon its representation, the sale of Interests deliverable to it pursuant to this Agreement may not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Rules and Regulations thereunder (such Act and Rules and Regulations being herein





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collectively called the "Act") and may be delivered to it in reliance upon an exemption from such registration; (ii) that the Optionee must hold the Interests so received indefinitely unless such Interests are subsequently registered under the Act or an exemption from such registration is available with respect to such Interests.

                 Section 3.       Certain Representations, Warranties and
                                  Covenants.

                 (A) Optionee represents and warrants to Optionors that (a) Optionee is a corporation duly incorporated and in good standing under the laws of the State of Delaware and has the requisite corporate power to enter into and perform this Agreement; (b) this Agreement has been duly authorized by all necessary corporate action on the part of Optionee and constitutes a legal, valid and binding obligation of Optionee, enforceable in accordance with its terms; (c) Optionee is not subject to or obligated under any provision of (i) its Restated Certificate of Incorporation or By-Laws, (ii) any contract (other than any necessary consent under Optionee's credit facility with Chemical Bank, as agent for the lenders named therein which shall be obtained at or prior to the Closing), (iii) any license,





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franchise or permit, or (iv) any order, judgment or decree, which would be breached or violated by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby; and (d) other than in connection with or in compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the HSR Act (if any) and the securities or blue sky laws of the various states, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Optionee for the consummation by Optionee of the transactions contemplated by this Agreement.

         (B) Optionors represent and warrant to Optionee that (i) each Optionor is a corporation duly incorporated and in good standing under the laws of its state of incorporation; (ii) Optionors have full power and authority to enter into and perform this Agreement; (iii) this Agreement has been duly executed by Optionors and constitutes a legal, valid and binding obligation of Optionors, enforceable in accordance with its terms; (iv) Optionors are not subject to or obligated under any provision of (A) their respective certificates of incorporation or by-laws, (B) any contract (other than the Intercreditor Agreement), (C) any license, franchise or permit, or (D) any order, judgment





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or decree which would be breached or violated by its execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; (v) other than in connection with or in compliance with the provisions of the Exchange Act, the HSR Act (if any), and the securities or blue sky laws of the various states, no authorization, consent or approval of, or any filing with, any public body or authority is necessary for consummation by Optionors of the transactions contemplated by this Agreement; (vi) the Interests are not subject to any lien, encumbrance, security interest, charge, option or warrant other than pursuant to this Agreement; (vii) when delivered by Optionors to Optionee upon exercise of the Option, good, legal and valid title in and to the Optionors' Interests will be vested in Optionee, free and clear of any claims, liens, encumbrances, security interests and charges of any nature whatsoever (other than any such claims, liens, encumbrances, security interests and charges created solely by actions of Optionee); and (viii) the Interests constitute all of the membership or equity interests over which Optionors possess beneficial ownership or dispositive or voting power.

         (C) Optionors and Optionee agree that the transactions subject to this Agreement are not subject to the provisions on





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"Transfers" set forth in Article VI of the Amended Operating Agreement and, to
the extent necessary, this Agreement shall be deemed an amendment to the Amended Operating Agreement.

                 Section 4.       Notices

                 Any notice, waiver, demand or other communication required or permitted by this Agreement must be in writing and shall be deemed to have been given and received (i) if delivered by messenger: when delivered, or (ii) if mailed: on the third (3) business day after deposit in the United States mail, certified or registered postage prepaid, return receipt requested, or (iii) if telecopied: twenty-four hours after being dispatched by telecopy, but if such dispatch occurs after the normal business hours of the recipient, then at the next opening of business of the recipient, and in every case addressed to the party to be notified at the address or addresses set forth in the Amended Operating Agreement, or at such other address as the party to be notified from time to time may notify the other parties mentioned above.

                 Section 5.       Miscellaneous.





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                 5.1      If any action is brought to enforce or interpret any
part of this Agreement or any other agreement or instrument provided for herein or the rights or obligations of any party to this Agreement or such other agreement or instrument, the prevailing party in such action shall be entitled to recover as an element of such party's costs of suit, and not as damages, a reasonable attorney's fee to be fixed by the court. The prevailing party shall be the party who is entitled to recover its costs or attorney's fees.

                 5.2 The laws of the State of New York shall govern the interpretation and effect of this Agreement. Each of the parties hereto irrevocably waives any objection it may now or hereafter have to the laying of venue in any such courts and any claim that any action or proceeding brought in any such courts has been brought in an inconvenient forum.

                 5.3 The parties agree that the Interests are unique and irreplaceable; that each of the provisions of this Agreement is necessary to assure that Optionee will have the full benefit of the Interests as contemplated hereby; and that any failure of Optionors to deliver the Interests to Optionee in accordance with





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this Agreement or to perform Optionors' covenants and agreements herein contained would not be compensable by the award of money damages alone. Accordingly, the parties agree that this Agreement is specifically enforceable by Optionee and Optionors shall not assert or allege otherwise.

                 5.4 This Agreement and the Option are not assignable by Optionee without the consent of Optionors and shall be binding upon and inure to the benefit of the respective successors and permitted assigns of Optionee.

                 5.5 This Agreement (together with the Amended Operating Agreement and the documents contemplated thereby) embodies the entire understanding between the parties hereto with respect to the subject matter hereof and thereof, supersedes and merges all prior discussions or communications between them as to the matters covered herein and therein, and neither the Optionors nor Optionee shall be bound by any conditions, warranties or representations with respect to the subject matter hereof other than expressly stated in this Agreement (including Section 1.5.3 hereof) or set forth in a writing signed by the Optionors and Optionee. This Agreement may be amended, modified or





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supplemented only by written instrument signed by the Optionors and the
Optionee. This Agreement may be executed in two or more counterparts, which shall, in the aggregate, be signed by all parties hereto. Each counterpart shall be deemed an original instrument as against any party who has signed it.

                 5.6 Each party hereto shall cooperate with each other party and shall take such further action and shall execute and deliver such further documents as may be necessary or desirable in order to carry out the provisions and purposes of this Agreement.





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                 IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered as of the date first above written.

OPTIONORS:                                 OPTIONEE:

THE INTERPUBLIC GROUP OF                   ALL AMERICAN COMMUNICATIONS,
  COMPANIES, INC.                           INC.



By:_________________________               By:____________________________
   Name:                                      Name:
   Title:                                     Title:



INFOPLAN INTERNATIONAL, INC.


By:________________________
   Name:
   Title:





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